UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2009

Evergreen Energy Inc.
 (Exact Name of Registrant as Specified in Charter)

Delaware	001-14176	84-1079971
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 17th Street, Suite 1300, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 293-2992

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2009, Kevin R. Collins informed the Board of Directors (the “Board”) of Evergreen Energy Inc. (the “Company”) of his intention to retire from the positions of President and Chief Executive Officer of the Company, effective June 1, 2009. Mr. Collins will continue to serve as a member of the Board.  His current term expires in 2010.  Mr. Thomas H. Stoner, Jr. has been appointed by the Board as interim President and Chief Executive Officer, effective June 1, 2009. The Company has commenced a search for a permanent replacement for Mr. Collins.   A copy of the press release issued by the Company is attached as Exhibit 99.1 hereto and incorporated by reference herein.

In connection with his retirement, Mr. Collins and the Company have reached agreement on an outline of succession arrangements which will be memorialized into a transition and release agreement and filed as an amendment to this Form 8-K. The principal terms of this arrangement are as follows: (1) Mr. Collins will enter into a separate consulting agreement to provide services to the Company from June 1, 2009 through May 31, 2010 as requested by the Company and will receive $215,000 as compensation for such services; (2) the Company will pay Mr. Collins’ COBRA premiums for a period of 18 months commencing June 1, 2009, and (3) all unvested restricted stock awards and stock options previously awarded to Mr. Collins shall vest, excluding the 400,000 shares of restricted stock granted to Mr. Collins in 2005 when he initially joined the Company.  Commencing June 1, 2009, Mr. Collins will also be compensated as a non-employee director consistent with the Company’s director compensation policy as set forth in the Company’s 2009 proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2009.  Mr. Collins’ employment agreement will terminate by its terms effective June 1, 2009.

Mr. Stoner, age 49, has served as an executive consultant to the Company since February 2009.  Mr. Stoner served as chief executive officer of Econergy International from 1998 to October 2008, chairman of Econergy’s board of directors from 1996 to 2006 and chairman of Econergy’s independent directors in 2008.  Since its founding in 2004, Mr. Stoner serves as the senior manager of the CleanTech Fund, which invests in renewable energy and energy efficiency projects.

In connection with his appointment as interim President and Chief Executive Officer of the Company, Mr. Stoner will be paid a base salary of $300,000, of which two-thirds will be paid in cash and one-third will be paid in shares of restricted stock on a monthly basis. Mr. Stoner will also be eligible to participate in the Company’s existing health and welfare benefit programs.  Upon the appointment of a permanent President and Chief Executive Officer (other than Mr. Stoner), Mr. Stoner will receive three months of pro rata base salary as severance and shares of restricted stock having a grant date fair value of $22,000.

Mr. Stoner does not have any family relationships with any director, executive officer, or person nominated to be chosen by the Company to become a director or executive officer.  Mr. Stoner has not been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 7, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    EVERGREEN ENERGY INC.

Date:  May 12, 2009                                                                                                             By :   /s/  Diana L. Kubik
                        Name:      Diana L. Kubik
                        Title:        Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 7, 2009

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